Exhibit 23.1

Deloitte & Touche LLP

Suite 2700
555 West 5th Street
Los Angeles, CA 90013-1010
USA

Tel: +1 213 688 0800
Fax: +1 213 688 0100
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2024 relating to the consolidated financial statements of Entravision Communications Corporation and the effectiveness of Entravision Communications Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entravision Communications Corporation for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 27, 2024